Exhibit 99.(i4)

SIDLEY AUSTIN LLP
787 SEVENTH AVENUE
NEW YORK, NY 10019
+1 212 839 5300
+1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

VIA EDGAR

November 30, 2020

Aberdeen Investment Funds

1735 Market Street, 32nd Floor

Philadelphia, PA 19103

Aberdeen Investment Funds – File No. 033-47507, Post-Effective Amendment No. 84, File No. 811-06652, Amendment No. 86

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 84 to the Registration Statement on Form N-1A of Aberdeen Investment Funds (File No. 033-47507).

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.